UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant [   ]

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[   ]  Definitive Proxy Statement
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[   ]  Soliciting Material Pursuant to §240.14a-12

The Jones Group Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE JONES GROUP INC.

June 5, 2013

An important message from Wes Card:

Our annual meeting of stockholders to be held on June 14, 2013 is fast approaching. At this year's meeting, stockholders will decide whether or not to approve several important proposals, including an amendment to our 2009 Long Term Incentive Plan to increase the number of shares available for equity grants under the plan.

Your vote is very important. As a holder of shares of Jones common stock on the record date for the annual meeting, you are entitled to one vote for each share of common stock held by you, including unvested shares of restricted stock. As of a recent date, your vote for this year's meeting has not been received.

If you hold unvested shares of restricted stock, you received an e-mail on or about May 16, 2013 from id@ProxyVote.com that enabled you to access a website to vote those shares electronically and to view the notice of meeting, proxy statement and 2012 Annual Report to Stockholders. You will be receiving a follow-up email from id@ProxyVote.com with the same links. Unless you intend to vote those shares in person at the annual meeting, please vote your shares of restricted stock using the link contained in the e-mail, which is a fast, simple method.

If you hold vested shares of stock in your own name, you must vote those shares separately. You received a notice of meeting, proxy statement and proxy card for those shares in the mail from our transfer agent, Wells Fargo, and must use that proxy card to vote those shares, unless you intend to vote them in person at the annual meeting. If you discarded or misplaced the proxy card, please contact Jennifer Borrelli in the Legal Department at ext. 17-2496 as soon as possible to request a replacement proxy card.

If you hold shares in a brokerage account through the Company's program with Merrill Lynch or with any other broker, you must vote those shares separately, using either the links in their e-mail to you if you elected to submit voting instructions via the Internet, or if you did not so elect, the voting instruction card that you received in the mail either from Broadridge (on behalf of certain brokers) or directly from a broker that does not use Broadridge. Those cards most likely also included instructions on how to vote by telephone or by Internet. If you have not voted shares you hold in a brokerage account and you discarded or misplaced the e-mail with instructions for voting electronically or the voting instruction card, please contact the person responsible for your account to request a replacement e-mail or card or otherwise to provide voting instructions to that broker.

1411 BROADWAY, NEW YORK, NEW YORK  10018

If you have not yet voted your shares, you are urged to do so as soon as possible. Every vote is critical.

Our Board of Directors recommends that you vote FOR each of the nominees for director; FOR the ratification of our independent registered public accountants for 2013; FOR the advisory vote to approve the compensation of our named executive officers; and FOR approval of the amendment to our 2009 Long Term Incentive Plan. Your support in accordance with these recommendations is important at this year's meeting. For the reasons discussed on pages 54 and 55 of the proxy statement, we believe that your vote FOR approval of the amendment to the 2009 Long Term Incentive Plan is particularly important. Absent stockholder approval of the amendment, our ability to make annual equity awards to participants in the plan at levels consistent with prior years will be severely limited.

If you have any questions or require assistance voting your shares, please contact Jennifer Borrelli in the Legal Department at ext. 17-2496.

Thank you for your cooperation and continued support.